Five Star Bank Expands into Baltimore and Washington, D.C.

with Commercial Hires

—
John G. Mangan to Lead Commercial Real Estate Lending Team

WARSAW, N.Y., February 22, 2022 — Five Star Bank (the “Bank”), subsidiary of Financial Institutions, Inc. (NASDAQ:FISI), today announced the addition of a team of experienced commercial banking officers to launch a commercial platform in Baltimore and Washington, D.C.

John G. Mangan was named Senior Vice President, Commercial Real Estate Executive and Mid-Atlantic President. He has more than 15 years of commercial real estate experience in Baltimore and Washington, D.C., most recently serving as Senior Vice President and Team Lead for Commercial Real Estate and Facilities Management at Howard Bank. Mangan began his career as a corporate attorney in Buffalo, N.Y. before joining M&T Bank where he served for more than 20 years in progressive real estate and commercial real estate roles. He is a graduate of the University of Notre Dame and earned a Juris Doctorate in Law and a Master of Business Administration in Corporate Financial Management from the State University of New York — Buffalo.

Mangan will lead a team of three Commercial Real Estate Relationship Managers with extensive commercial lending experience in the Baltimore and Washington, D.C. region. They join the Bank after most recently serving in commercial real estate leadership roles at Howard Bank.

•
Mark A. Cunningham joined Five Star Bank with significant experience in commercial real estate and portfolio relationships. Previous roles were held at M&T Bank and Susquehanna Bank. Cunningham is a graduate of Towson State University.

•
John M. Dezinno brings experience in all aspects of real estate finance, both commercial and residential. He previously held commercial real estate roles at M&T Bank and Susquehanna Bank in Baltimore and served in a leadership role within the home builder division of Bank of America, covering the New England to Virginia region. Dezinno is a graduate of The Catholic University of America.

•
Thomas A. Mee is a seasoned commercial real estate professional with extensive management, transaction and portfolio administration experience. Prior to his tenure at Howard Bank, he served in commercial lending roles at Old Line Bank, Eagle Bank and Sequoia National Bank. Mee is a graduate of the University of Central Florida and the ABA Stonier Graduate School of Banking.

President and Chief Executive Officer Martin K. Birmingham said, “Five Star Bank is taking advantage of experienced and available talent to expand our commercial lending platform to the Baltimore and Washington, D.C. region. We are pleased to welcome John and his team to the Five Star organization and look forward to the successful launch of this commercial lending platform. Our strong track record of credit-disciplined loan growth, combined with well-defined strategic and risk frameworks that guide the evolution of our company, give us confidence in the expected positive outcomes of this expansion beyond our current operating footprint.”

“I have known John Mangan both personally and professionally for 30 plus years and we’re excited to enter the Baltimore and Washington, D.C. market with his leadership and the support of his team,” added Chief Commercial Banking Officer Kevin B. Quinn.

John G. Mangan said, “We’re thrilled to join Five Star Bank. It is a strong community bank with a well-established record of growth that is grounded by a healthy and vibrant corporate culture. Consolidation within the Baltimore and Metro D.C. financial services sector has created an opening for a bank like Five Star to capitalize on significant opportunities where a community banking approach provides competitive advantage. We look forward to supporting the Bank’s growth and establishing it as an effective community partner that supports the positive outlook for our region.”

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range.” Statements herein are based on certain assumptions and analyses by Financial Institutions, Inc. (the “Company”) and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including: the impact of the COVID-19 pandemic on the Company’s customers, business, and results of operations as well as the economy in its operating footprint and the United States; the Company’s ability to implement its strategic plan; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company’s customers; legal and regulatory proceedings and related matters, such as the action described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”); the Company’s ability to successfully integrate and profitably operate Landmark Group, North Woods and other acquisitions; the competitive environment; fluctuations in the fair value of securities in the Company’s investment portfolio; changes in the regulatory environment and the Company’s compliance with regulatory requirements; changes in interest rates; and general economic and credit market conditions nationally and regionally. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

About Five Star Bank

Five Star Bank is a $5 billion community bank offering a wide range of consumer and commercial banking and lending services to individuals, municipalities, and businesses through a network of more than 45 locations throughout Western and Central New York. Five Star Bank has a dedicated team of approximately 560 employees who are committed to giving back through a variety of non-profit organizations and neighborhood charities.

Five Star Bank offers a broad range of insurance services to personal and business clients through SDN Insurance Agency, LLC. Additionally, the Bank offers customized investment management, investment consulting, and retirement plan services to individuals, businesses, institutions, foundations and retirement plans through Courier Capital, LLC and HNP Capital, LLC. Additional Five Star Bank information is available at five-starbank.com and on Twitter, Instagram and Facebook.

Five Star Bank, SDN Insurance Agency, LLC, Courier Capital, LLC and HNP Capital, LLC are subsidiaries of Financial Institutions, Inc. (NASDAQ:FISI). Financial Institutions, Inc. stock is listed on the NASDAQ Global Select Market. Additional information is available at fiiwarsaw.com.

For additional information contact:

Shelly J. Doran

(585) 627-1362

sjdoran@five-starbank.com